Exhibit 10.1
NINTH AMENDMENT TO OFFICE LEASE

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL, [***] INDICATES THAT THE INFORMATION HAS BEEN REDACTED.

This Ninth Amendment to Office Lease (this “Ninth Amendment”), dated June 15, 2023 is made by and between DOUGLAS EMMETT 2008, LLC, a Delaware limited liability company (“Landlord”), with offices at 1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401, and BLACKLINE SYSTEMS, INC., a California corporation (“Tenant”), with offices at 21300 Victory Boulevard, Suite 1000, Woodland Hills, California 91367.
WHEREAS,
A.Landlord, pursuant to the provisions of that certain Office Lease, dated November 22, 2010 and a certain Memorandum of Lease Term Dates and Rent dated April 21, 2011 (the “Original Memorandum”, and collectively, the “Original Lease”); as amended by a certain First Amendment to Office Lease dated August 14, 2012 (the “First Amendment”), Second Amendment to Office Lease dated December 26, 2013 (the “Second Amendment”), Third Amendment to Office Lease dated June 24, 2014, (the “Third Amendment”), Fourth Amendment to Office Lease dated January 29, 2015 (the “Fourth Amendment”), Memorandum Of Lease Term Dates And Rent dated May 12, 2015 (“Memorandum Re Third Amendment”), Fifth Amendment to Office Lease dated October 6, 2016 (the “Fifth Amendment”), Sixth Amendment to Office Lease dated May 10, 2017 (the “Sixth Amendment”), Memorandum Of Lease Term Dates And Rent dated March 1, 2018 (“Memorandum Re Sixth Amendment”), Seventh Amendment to Office Lease dated May 18, 2017 (the “Seventh Amendment”), and Eighth Amendment to Office Lease dated May 26, 2021 (the Eighth Amendment”), leased to Tenant and Tenant leased from Landlord space in the property located at 21300 Victory Boulevard, Woodland Hills, California 91367 (the “Building”), commonly known as Suites 900, 1000, 1100, and 1200 and comprising a total of 88,926 rentable square feet and 80,241 usable square feet (collectively, the “Premises”);
B.The Original Lease, as modified by the Original Memorandum, the First Amendment, Second Amendment, Third Amendment, Memorandum Re Third Amendment, Fourth Amendment, the Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, and this Ninth Amendment, shall hereinafter be referred to as the “Lease.”;
C.On April 12, 2023, in accordance with Article 23 of the Original Lease and amended in Section 9.1 of the First Amendment, Section 11.1 of the Third Amendment, Section 9.1 of the Sixth Amendment and Section 5 of the Eighth Amendment Tenant exercised its option to extend the term of the Lease by a written Notice to Extend the Lease Term which extends the term of the Lease from February 1, 2024 to January 31, 2029; and
D.Landlord and Tenant, for their mutual benefit, wish to revise certain covenants and provisions of the Original Lease, as amended, as necessary to document Tenant’s exercise of its option to extend the Term.
NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

NINTH AMENDMENT TO OFFICE LEASE
1.Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Original Lease, as amended, shall hold the same meaning for the purposes of this Ninth Amendment.
2.Extension of Term. The Term of the Lease is hereby extended for a period of five (5) years (the “Extended Term”), from and including February 1, 2024 (the “Effective Date”), through and including 11:59 p.m. on January 31, 2029 (the “Termination Date”).
3.Revision in Fixed Monthly Rent. Landlord agrees that the Fixed Monthly Rent for the Extended Term shall as follows, subject to the terms and conditions of Section 4 below:

Period	Fixed Monthly Rent
February 1, 2024 through January 31, 2025	[***]
February 1, 2025 through January 31, 2026	[***]
February 1, 2026 through January 31, 2027	[***]
February 1, 2027 through January 31, 2028	[***]
February 1, 2028 through January 31, 2029	[***]

4.Rent Deferral. Tenant shall be permitted to defer [***] percent of the Fixed Monthly Rent due in each of the following months: December 2024; January 2025; December 2025; January 2026; December 2026; January 2027; December 2027; January 2028; November 2028; December 2028 (collectively, the amount of Fixed Monthly Rent deferred shall be referred to herein as the “Rent Deferral Amount”). So long as Landlord has not terminated the Lease prior to the Termination Date in accordance with the terms and conditions of the Lease as a result of a material default of Tenant under the Lease beyond all applicable notice and cure periods, the entire Rent Deferral Amount shall be abated and forgiven as of the Termination Date; provided, however, that if Landlord has terminated the Lease prior to its then scheduled expiration date in accordance with the terms and conditions of the Lease as a result of a material default of Tenant under the Lease beyond all applicable notice and cure periods, then (a) Tenant shall pay to Landlord upon demand the entire Rent Deferral Amount due for the months of the Term prior to the occurrence of such material default (and may include such amounts in any claim for damages), and (b) Tenant shall not be entitled to any additional or future deferral of Fixed Monthly Rent.
5.Tenant Improvement Allowance. Landlord shall make available to Tenant an allowance in the amount of [***]per rentable square foot in the Premises (i.e., [***]) (the “Allowance”) for the design and construction of Improvements by Tenant in accordance with Exhibit A attached hereto and made a part hereof by this reference. Out of the Allowance (and not in addition to it) Tenant may use up to [***] per rentable square foot for furniture, fixtures, and equipment (“FF&E”) (i.e., [***]). The Allowance shall be available for disbursement to the Tenant commencing on the Effective Date through December 31, 2026 (the “Outside Allowance Date”). Up to [***] in FF&E costs may be incurred prior to the Effective Date and charged to the FF&E portion of the Allowance, provided that Landlord will disburse such FF&E costs to Tenant on the later of (a) the Effective Date, or (b) thirty (30) days after Tenant has delivered its request for disbursement and paid invoices for the same. The Outside Allowance Date shall be extended day for day for each day of Landlord Delay or Force Majeure delay. As used herein, a “Landlord Delay” shall mean any actual delay in the completion of the Improvements as a result of Landlord’s material breach or material default under this Ninth Amendment; or Landlord’s failure to allow contractors access to the Building or Premises as scheduled in advance with the Building’s property manager or Landlord’s and receipt of written

NINTH AMENDMENT TO OFFICE LEASE
approval for such access. No Landlord Delay shall be deemed to have occurred unless and until Tenant has delivered to Landlord a factually correct written notice (the “Landlord Delay Notice”) to Landlord, specifying the bona fide action or inaction which Tenant contends constitutes the Landlord Delay and Landlord has failed to cure such Landlord Delay within three (3) business day. Any assertion of Landlord Delay may be reasonably and in good faith disputed by Landlord and the parties shall meet and confer to resolve such dispute not later than ten (10) business days after the Landlord Delay Notice is delivered (during which time no Landlord Delay shall be deemed to occur). .

6.Parking Discount. Tenant’s allocation of parking permits shall be in accordance with the terms and conditions of the Lease except that, throughout the Extended Term Tenant shall be granted a [***] percent discount off of the then posted rates for parking at the Building, including, without limitation, parking permits and validations. Subject to the foregoing discount, the parking rates chargeable to Tenant for Building parking permits shall be at the posted monthly parking rates and charges then in effect, plus any and all applicable taxes, provided that such rates may be changed from time to time, in Landlord’s sole discretion,
7.Revised Base Year. As of the Effective Date, the Base Year shall be revised to calendar year 2024. Operating Expenses shall not be payable by Tenant for the period commencing on the Effective Date and ending on the one (1) year anniversary of the Effective Date.
8.Miscellaneous.
a.Acceptance of Premises. Subject to the terms and conditions of the Lease (including, without limitation, Landlord’s and Tenant’s covenants, representations and warranties), Tenant acknowledges that it has been in possession of the Premises and made its own inspection of and inquiries regarding the Premises. Therefore, subject to the terms and conditions of the Lease Tenant accepts the Premises in its “as-is” condition. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Premises or the Building for the purposes intended by Tenant except, with respect to the Common Areas of the Building as expressly set forth in the Lease. Inasmuch as Tenant has been in possession of and operating its business in the Premises for several years, and has completed major construction of improvements in the Premises during such time, Landlord makes no representations or warranties regarding the current condition of the Premises,
b.Warranty of Authority. If Landlord or Tenant signs as a corporation, or a limited liability company or a partnership, each of the persons executing this Ninth Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Ninth Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.
c.Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Ninth Amendment other than Douglas Emmett Management, LLC and Colliers International Greater Los Angeles, Inc. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord and Tenant agree that Tenant shall have no obligation to pay any commission or fee due to the brokers listed above created by Tenant’s or Landlord’s execution of this Ninth Amendment. Landlord shall be solely responsible for all of the fees payable to the brokers listed above pursuant to a separate written agreement.
d.Confidentiality. Landlord and Tenant agrees that, except for matters of record (or other public information) or as required by applicable law, regulation or rule of any stock

NINTH AMENDMENT TO OFFICE LEASE
exchange or other like governing body, the covenants and provisions of this Ninth Amendment shall not be divulged to anyone not directly involved in the management, administration, operation, ownership, lending against, leasing, or subleasing of the Premises, other than Tenant’s or Landlord’s officers, directors, agents, consultants, contractors, counsel-of-record or leasing or sub-leasing broker of record.
e.Governing Law. The provisions of this Ninth Amendment shall be governed by the laws of the State of California.
f.Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified in this Ninth Amendment, all other covenants and provisions of the Lease (including all of Landlord’s and Tenant’s respective rights and obligations) shall remain unmodified and in full force and effect, and all rights and remedies of Landlord and Tenant are hereby reserved.
g.Notwithstanding anything to the contrary in the Lease or this Ninth Amendment, all of Tenant’s rights under the Lease (to the extent they have not been expressly modified by this Ninth Amendment), shall remain in full force and effect during the Extended Term (as may be extended or renewed), including, without limitation, Tenant’s right of first offer, right of first refusal, signage (including, without limitation, Monument Signage and Building Top Signage), parking, EVCS, Expense Cap, and rooftop.
h.Submission of Document. The submission of an unexecuted draft or final version of this Ninth Amendment to Tenant shall be for examination purposes only, and does not constitute a reservation of or an option for Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other offices or space situated in the Building. Regardless of whether or not (a) Landlord has delivered to Tenant an unexecuted draft or final version of this Ninth Amendment for Tenant’s review and/or signature, (b) this Ninth Amendment has been executed by Tenant only and delivered to Landlord for its review and signature, and/or (c) Tenant has made payments of rent and/or security deposit to Landlord pursuant to this Ninth Amendment, it is understood and agreed that no contractual or other rights shall exist between Landlord and Tenant under this Ninth Amendment unless and until this Ninth Amendment has been fully executed by Landlord and Tenant and such fully-executed Ninth Amendment has been delivered to Tenant.
i.Digital Counterparts. This Ninth Amendment may be executed in several counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall constitute one and the same agreement. The parties agree that a digital image of this Ninth Amendment as fully-executed (such as in a portable document format (.pdf)) or DocuSign when sent to the email address of Tenant, its broker (if any), its attorney (if any), or its authorized agent (if any) shall be deemed delivery of a true and correct original of this Ninth Amendment, and such digital image of this Ninth Amendment shall be admissible as best evidence for the purposes of state law, Federal Rule of Evidence 1002, and the like statutes and regulations.
j.SNDA. Landlord has informed Tenant that this Ninth Amendment has been approved by Landlord’s lender, Bank of America, NA, as administrative agent (“Lender”), to the extent any such approval is required. Landlord shall use reasonable efforts to obtain a commercially reasonable Subordination, Non-Disturbance and Attornment Agreement from Lender following the mutual execution of this Ninth Amendment.

NINTH AMENDMENT TO OFFICE LEASE

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document, effective as of the later of the date(s) written below.
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LANDLORD:		TENANT:

DOUGLAS EMMETT 2008, LLC,		BLACKLINE SYSTEMS, INC.
a Delaware limited liability company		a California corporation

By: Douglas Emmett Management, Inc.,
a Delaware corporation, its Manager		By:	/s/ Karole Morgan-Prager
		Name:	Karole Morgan-Prager
		Title:	Chief Legal and Administrative Officer
By:	/s/ Andrew Goodman
SVP, Leasing
		Dated:	6/15/2023
Dated:	6/15/2023

EXHIBIT A
IMPROVEMENT CONSTRUCTION AGREEMENT
CONSTRUCTION PERFORMED BY TENANT
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SCHEDULE 1
Agreement By Contractor of Indemnification/Hold Harmless of Landlord (“Agreement”)

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